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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000, except as to Note 11, which is as of February 2, 2000, relating to the consolidated financial statements and financial statement schedule of LJL BioSystems, Inc. and its subsidiary at December 31, 1999 and for each of the two years in the period ended December 31, 1999, which appears in Molecular Devices Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 14, 2001